Calculation of Filing Fee Tables
S-8
GMR Solutions Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	15,438,319	$ 8.24	$ 127,211,748.56	0.0001381	$ 17,567.94
2	Equity	Class A common stock, $0.0001 par value per share	Other	22,500,000	$ 15.00	$ 337,500,000.00	0.0001381	$ 46,608.75
3	Equity	Class A common stock, $0.0001 par value per share	Other	3,750,000	$ 15.00	$ 56,250,000.00	0.0001381	$ 7,768.13
Total Offering Amounts:						$ 520,961,748.56		$ 71,944.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 71,944.82
Offering Note
[1]	(a) Covers 15,438,319 shares of Class A common stock, $0.0001 par value per share ("Class A common stock") issuable upon the exercise of outstanding options previously granted under the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan (the "2015 Stock Incentive Plan"). (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates also covers an indeterminate number of additional shares of Class A common stock, which may be offered and issued under the 2015 Stock Incentive Plan, the GMR Solutions Inc. 2026 Equity Incentive Plan (the "2026 Equity Incentive Plan") and the GMR Solutions Inc. 2026 Employee Stock Purchase Plan (the "ESPP"), as applicable, to prevent dilution resulting from stock splits, stock dividends or similar transactions. (c) Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share of Class A common stock and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based, (i) with respect to the 15,438,319 shares approved for issuance under the 2015 Stock Incentive Plan, on the weighted average exercise price of stock options outstanding under the 2015 Stock Incentive Plan and (ii) with respect to the 22,500,000 shares issuable under the 2026 Equity Incentive Plan and the 3,750,000 shares issuable under the ESPP, on a price of $15.00 per share of Class A common stock, to be set forth in the final prospectus for the initial public offering relating to registrant's Registration Statement on Form S-1, as amended (File No. 333-295169), declared effective on May 12, 2026.

[2]	(a) Covers shares of Class A common stock approved for issuance under the 2026 Equity Incentive Plan. (b) See note 1(b) above. (c) See note 1(c)(ii) above.

[3]	(a) Covers shares of Class A common stock approved for issuance under the ESPP. (b) See note 1(b) above. (c) See note 1(c)(ii) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources